SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement     [ ] Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12

                                WATER CHEF, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X ]    No fee required.

  [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

(1)      Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5)      Total fee paid:

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
(1)      Amount Previously Paid:
--------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)      Filing Party:
--------------------------------------------------------------------------------
(4)      Date Filed:
--------------------------------------------------------------------------------

                                Water Chef, Inc.
                              1007 Glen Cove Avenue
                               Glen Head, NY 11545


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 21, 2002



Dear Stockholders:

         You are cordially invited to attend a special meeting of stockholders on November 21, 2002 at 10:00 a.m. local time at our corporate headquarters, located at 1007 Glen Cove Avenue, Glen Head, NY 11545.

         The purpose of this special meeting is to consider and vote upon the following matters:

1. a proposal to amend the Certificate of Amendment to our Certificate of Incorporation to increase the authorized capital stock of the Company from 100,000,000 shares to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, which Certificate of Amendment was approved by the Board of Directors on August 20, 2002; and

2. such other business as may properly come before the special meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 22, 2002 as the record time for determining which stockholders are entitled to notice of, and to vote at, this special meeting, or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO US USING THE SELF ADDRESSED STAMPED ENVELOPE PROVIDED.

                                        By Order of the Board of Directors.


                                        Rudolf W. Schindler
                                        Executive Vice President and Secretary

Glen Head, New York
November 21, 2002

                                       (i)

                                TABLE OF CONTENTS

                                                                            Page


QUESTIONS AND ANSWERS ABOUT THE MEETING........................................1
SECURITY OWNERSHIP.............................................................4
PROPOSAL 1: APPROVING THE AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION...................................................4
         Introduction..........................................................4
         Description of the Common Stock and Preferred Stock...................5
         Principal Reasons for Increasing the Number of Authorized Shares
            of Common Stock ...................................................5
         Vote Required.........................................................6
         Recommendation of the Board...........................................6
OTHER MATTERS..................................................................6
ANNUAL AND QUARTERLY REPORT....................................................6


EXHIBIT A -  Certificate of Amendment to the Water Chef, Inc. Certificate
             of Incorporation

EXHIBIT B -  Water Chef, Inc.'s Annual Report on Form 10-KSB for the Fiscal Year
             Ended December 31, 2001.

EXHIBIT C -  Water Chef, Inc.'s Quarterly Report on Form 10-QSB for the Period
             Ended June 30, 2002.

                                WATER CHEF, INC.
                              1007 Glen Cove Avenue
                               Glen Head, NY 11545

                                 PROXY STATEMENT

         This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of proxies for use at our special meeting of stockholders scheduled for November 21, 2002 at our corporate headquarters, located at 1007 Glen Cove Avenue, Glen Head, NY 11545, at 10:00 a.m. local time, and any adjournment thereof. This proxy statement, and the accompanying proxy card, are first being mailed to stockholders on or about [ _ ] __, 2002.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:       WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A: The purpose of the special meeting is to consider and vote upon the following matters;

          o    a  proposal  to  amend  the   Certificate  of  Amendment  to  our
               Certificate of Incorporation to increase the authorized capital stock of the Company from 100,000,000 shares to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, which Certificate of Amendment was approved by the Board of Directors on August 20, 2002.

          o such other business as may properly come before the special meeting or any adjournment thereof.

          At the special meeting, a representative of Grassi & Co., P.C. (formerly Feldman, Sherb & Co., P.C.), our independent auditors for the year ending December 31, 2002, will be available to report on our current operations and answer stockholder questions.

Q:       WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote your shares of common stock or preferred stock, as the case may be, at the special meeting. To assist you in your decision making process, this proxy statement contains pertinent information about us, the special meeting and the proposal to be considered.

Q:       WHEN AND WHERE WILL THE MEETING BE HELD?

A: The special meeting of stockholders will be held at our corporate headquarters, located at 1007 Glen Cove Avenue, Glen Head, NY 11545 on November 21, 2002 at 10:00 a.m. local time.

Q:       WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING?

A:       All stockholders of record at the close of business on October
         22, 2002 are entitled to notice of, and to vote at, the special meeting. Each share of our common stock and each share of each class of our preferred stock entitles its holder to one vote on each matter properly submitted to stockholders. On the record date, there were (i) 89,921,416 outstanding shares of our common stock, held by a total of 885 stockholders, (ii) 52,500 outstanding shares of our Series A Preferred Stock, held by a total of 11 shareholders, and (iii) 93,000 outstanding shares of our Series D Preferred Stock, held by a total of 23 shareholders.

Q:       HOW DO I VOTE?

A: By properly completing and signing the enclosed proxy card, your shares will be voted as directed. If no directions are specified, your shares will be voted for the proposals set forth below, and with regards to any additional matters that come before the special meeting, in the discretion of the persons named as proxies. If you are a registered stockholder; that is, if you hold your shares of stock in certificate form, and you attend the meeting, you may either mail in your completed proxy card or deliver it to us in person. If you hold your shares of stock in "street name;" that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the special meeting, you will need to obtain a proxy card from the institution holding your stock.

Q:       CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A: No. At the present time we have not established procedures for telephonic or electronic voting. We may establish such procedures in the future should we determine that their added convenience justifies their additional cost. At this time, you may only vote by returning a properly executed proxy card or voting in person at the special meeting.

Q:       WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:       CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A: Yes. Even after submitting your proxy card, you can revoke it and/or change your vote prior to the special meeting. To revoke or change your vote prior to the special meeting, simply (i) file a written notice of revocation with our secretary, (ii) send us a duly executed proxy card bearing a later date than the prior one submitted or (iii) attend the special meeting and vote in person. Please note, however, that while the giving of a proxy does not affect your right to vote in person at the special meeting, attendance alone will not revoke a previously granted proxy.

Q:       WHAT IS A "QUORUM"?

A: A quorum is the number of people required to be present before a meeting can conduct business. Pursuant to our Bylaws, the presence at the special meeting of at least a majority of the outstanding shares of our capital stock as of the record date, whether in person or by proxy, is necessary for there to be a "quorum." If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Shares represented by "broker non-votes" will also be considered part of the quorum.

Q:       WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A: Approval of the proposal to amend the Certificate of Amendment to our Certificate of Incorporation to increase the authorized capital stock of the Company from 100,000,000 to 200,000,000, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, as approved by the Board of Directors on August 20, 2002, requires the affirmative vote of a majority of the issued and outstanding shares of our common stock and preferred stock voting together as one class of capital stock.

         Properly executed proxy cards marked "ABSTAIN" and broker "non-votes" will not be voted. Accordingly, abstentions and broker "non-votes" are tantamount to negative votes.

Q:       WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

A:       The Board of Directors recommends that you vote:

          o for the amendment to the Certificate of Amendment to the Certificate of Incorporation increasing the authorized capital stock from 100,000,000 shares to 200,000,000 million shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, which Certificate of Amendment was approved by the Board of Directors on August 20, 2002.

         Unless otherwise instructed, the shares of stock represented by your proxy card will be voted in accordance with the recommendations of the Board of Directors. With respect to other matters that may properly come before the special meeting, the proxy holder(s) will vote in accordance with the Board of Directors' recommendations or, if no recommendation is given, at their discretion.

Q: WHO IS PAYING THE COST FOR THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION PROCESS BEING CONDUCTED?

A:       We will pay the costs associated with this proxy solicitation.
         We do not anticipate that such costs will exceed those normally associated with similar proxy solicitations. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding these proxy materials to clients.

         In addition to soliciting of proxies through the mail, our directors and employees may solicit proxies in person, by telephone or other electronic means. None of our directors or employees will receive additional compensation for any such efforts.

Q:       DO I HAVE DISSENTER'S RIGHTS?

A: No. The action proposed to be taken at the special meeting do not entitle dissenting stockholders to any appraisal rights under the Delaware General Corporation Law.

Q:       WHEN ARE STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF
         STOCKHOLDERS DUE?

A: For stockholder proposals to be considered for inclusion in the proxy statement for our next annual meeting, they must be submitted to us in writing, within a reasonable time before we begin printing and mailing our annual meeting proxy materials. We have not yet set the date for our next annual meeting. Please note, however, that all proposals submitted must comply with applicable laws and regulations and follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be considered for inclusion in our proxy materials.

Q:       HOW DO I OBTAIN MORE INFORMATION ABOUT US?

A: We file annual, quarterly and special reports and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Copies of this material may also be obtained from the SEC's web site at http://www.sec.gov, by contacting our chief financial officer at (516) 656-0059 or by writing to us at 1007 Glen Cove Avenue, Glen Head, NY 11545.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of our common stock and preferred stock, as of the record date, by (i) each person known to be the beneficial owner of more than five percent of our outstanding common stock and preferred stock, (ii) each director and executive officer required to be named hereunder and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, we believe that each stockholder has sole voting power and dispositive power with respect to the shares of capital stock beneficially owned by him.

------------------------------------- ------------------------------ --------------------------------
                                        Common Stock Beneficially     Preferred Stock Beneficially
                                                Owned(1)                        Owned(1)
------------------------------------- ------------------------------ --------------------------------
David A. Conway (2)(3)
WaterChef, Inc.                        14,156,596         15.7%             0               *
1007 Glen Cove Ave.
Glen Head, NY  11545
------------------------------------- --------------- -------------- ---------------- ---------------
Martin Clare                              499,999           *               0               *
Civilization Communications Inc.
W. Hawthorne
Valley Stream, NY
------------------------------------- --------------- -------------- ---------------- ---------------
Rudolf W. Schindler                     2,300,000         2.6%              0               *
WaterChef, Inc.
1007 Glen Cove Ave.
Glen Head, NY  11545
------------------------------------- --------------- -------------- ---------------- ---------------
Marshall S. Sterman                       500,000           *               0               *
The Mayflower Group
68 Phillips Beach Road
Swampscott, MA 1907
------------------------------------- --------------- -------------- ---------------- ---------------
All executive officers and             22,501,289         25.6%             0               *
Directors as a Group
------------------------------------- --------------- -------------- ---------------- ---------------

-----------------
* less than 1%


(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the record date upon the exercise of options and warrants and the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that all options, warrants or convertible securities held by such person (but not those held by any other person) that are currently exercisable or convertible (i.e., that are exercisable or convertible within 60 days after the record date) have been exercised or converted.
(2)      Includes 6,310,464 shares held in an IRA Trust.
(3) Does not included 10,954,186 shares to be canceled and re-issued to Mr. Conway if Proposal No.1 is approved by the stockholders.

   PROPOSAL NO. 1 -APPROVING THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Introduction

         On February 22, 2002, our Board of Directors approved a Certificate of Amendment to our Certificate of Incorporation increasing the authorized capital stock of the Company to 200,000,000, which was filed with the Secretary of State of the State of Delaware on March 22, 2002. After filing such Certificate of Amendment, the Company issued 24,003,149 shares of its common stock. We are uncertain whether the March 22, 2002 filing of the Certificate of Amendment and the issuance of the 24,003,149 shares of common stock were valid acts of the Company since requisite stockholder approval was neither solicited nor received. In an effort to resolve those uncertainties, on August 20, 2002, the Board of Directors approved: (i) a Certificate of Amendment to our Certificate of Incorporation, a form of which is attached hereto as Exhibit A, that would increase the number of shares of our capital stock authorized for issuance from 100,000,000 to 200,000,000; and (ii) the cancellation and re-issuance of the 24,003,149 shares of our common stock, which includes 10,954,186 shares to be canceled and re-issued to David A. Conway, the President and Chief Executive Officer of the Company. In connection with the cancellation and re-issuance of the 24,003,149 shares of our common stock, the Company has accrued a liability
of approximately   $500,000. In addition, those shares of common stock which we intend to cancel and re-issue will not be entitled to vote on this Proposal.

         The stockholders are being asked to approve this proposed amendment. The shares of the Company's common stock, including the additional shares proposed for authorization do not have preemptive or similar rights. If approved by the stockholders, the first sentence of Article 4 of the Company's Certificate of Incorporation would be amended to provide as follows:

    4: The total authorized capital stock of the Corporation shall be one hundred million (100,000,000) shares, each with a par value of $0.001 per share, as follows:

          1. Common Stock: The corporation is authorized to issue up to one hundred and ninety million (190,000,000) shares of Common Stock.

          2. Preferred Stock: The corporation is further authorized to issue up to ten million (10,000,000) shares of preference stock to be known as "Preferred Stock". Authority is hereby expressly vested in the Board of Directors of the Corporation to divide said Preferred Stock into series and fix and determine the voting powers, designations, preferences and relative participating, optional or special rights and qualifications, limitations or restrictions of the shares of each series so established, as provided by
                    Section 151 of the Delaware Corporation Law.

Description of the Common Stock and Preferred Stock

         Prior to filing the Certificate of Amendment on March 22, 2002 increasing our authorized capital stock to 200,000,000, we were authorized to issue up to 100,000,000 shares of capital stock, consisting of up to 90,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. Not including the 24,003,149 shares of common stock which we intend to cancel and re-issue, there are presently 89,921,416 shares of common stock outstanding, 52,500 shares of Series A Preferred Stock outstanding, 93,000 shares of Series D Preferred Stock outstanding and warrants to purchase 1,500,000 shares of common stock and other securities outstanding that are convertible into 4,000,000 shares common stock.

Principal Reasons for Increasing The Number of Authorized Shares of Common Stock

         The Company does not have sufficient liquidity to finance its operations and has used its common stock to pay for goods and services and to repay past debts. As a condition to a settlement agreement dated as of June 20, 2002, settling certain claims and counterclaims between the Company and certain of its investors who acquired subordinated debentures and warrants to purchase an aggregate of 2,500,000 shares of Common Stock of the Company, the Company is required to (i) issue to such investors a total of 17,037,671 shares of common stock, and (ii) and extend the exercise term of the warrants to purchase common stock for an additional twenty-four (24) months from the original expiration date which was in June 2002. The Company has agreed to apply for listing, and register the resale of such shares.

         The Company is also seeking approval of Proposal No. 1 because it issued a total of 24,003,149 shares of common stock as follows: (i) 3,000,000 shares to certain subordinated debenture holders pursuant to the settlement agreement discussed above; (ii) 10,048,963 shares in connection with raising capital; and (iii) 10,954,186 shares to David Conway; and, for the reasons discussed above, the Company is uncertain whether those shares were validly issued. Therefore, if Proposal No. 1 is approved, the Company intends to re-issue those shares of common stock.

         The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the future needs of the Company. The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company for a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options.

         Other than the 24,003,149 shares of common stock the Company intends to re-issue or common stock the Company is required to issue in connection with the exchange, conversion or exercise of the Company's outstanding options, warrants and other convertible securities as described above, the Company has no commitments, undertakings or agreements for the issuance or use of the proposed additional shares of capital stock, although it will continue to monitor market conditions in order to determine the advisability of such action. The Board of Directors believes that if an increase in the authorized number of shares of capital stock were to be postponed until specific needs for such shares arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         The issuance of the additional shares of capital stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of capital stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued capital stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The ratification of the Certificate of Amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no current intention to use the additional shares of capital stock in order to impede a takeover attempt.

Vote Required

         The affirmative vote of the holders of a majority of our outstanding capital stock is required to amend our Certificate of Incorporation.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

                                  OTHER MATTERS

         The Board of Directors does not know of any matter, other than those described above that may be presented for action at the special meeting. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

                           ANNUAL AND QUARTERLY REPORT

         All stockholders of record as of the record date, are being sent herewith a copy of the Company's (i) Annual Report on Form 10-KSB for the year ended December 31, 2001, which contains certified financial statements of the Company for the year then ended and (ii) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002. This Proxy Statement incorporates by reference the Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in such reports.

EXHIBIT A



                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                WATER CHEF, INC.




WATER CHEF, INC. A corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Water Chef, Inc. by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation.

     Resolved, that the Amended and Restated Certificate of Incorporation shall be amended by revising Article 4 to read in full as follows:

     4: The total authorized capital stock of the Corporation shall be two hundred million (200,000,000) shares, each with a par value of $0.001 per share, as follows:

          1. COMMON STOCK: The corporation is authorized to issue up to ninety million (190,000,000) shares of Common Stock.

          2. PREFERRED STOCK: The corporation is further authorized to issue up to ten million (10,000,000) shares of preference stock to be known as "Preferred Stock". Authority is hereby expressly vested in the Board of Directors of the Corporation to divide said Preferred Stock into series and fix and determine the voting powers, designations, preferences and relative participating, optional or special rights and qualifications, limitations or restrictions of the shares of each series so established, as provided by Section 151 of the Delaware Corporation Law.

     SECOND: That the aforesaid amendment was duly adopted in accordance with those powers specifically authorized within the provisions of the Articles of Incorporation of the Corporation and in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Water Chef, Inc. has caused this Certificate to be signed by David A. Conway, its President, and attested by Rudolf W. Schindler, its Acting Secretary this __th day of ________, 2002 .

                                                WATER CHEF, INC.

                                             By _________________________
                                                    President



Attest: _______________________
            Secretary